PRICING SUPPLEMENT NO. 32                                       Rule 424 (b)(3)
DATED: September 18, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes      Book Entry Notes
$2,500,000                    [x]                      [x]

Original Issue Date:          Fixed Rate Notes         Certificated Notes
September 23, 1997            [_]                      [_]

Maturity Date:
September 22, 2000

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                               Optional         Optional
                         Redemption            Repayment        Repayment
Redeemable On            Price(s)              Date(s)          Price(s)
-------------            ----------            ---------        ---------

N/A                      N/A                   N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[_]         Treasury Rate                 Interest Reset Period: Monthly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%
------------------------------

*        On the 23rd of each month

**       On the 23rd of each month and on September 23, 2000

*** The one month LIBOR rate as of September 19, 1997 plus 10 basis points

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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